CONSENT OF Ernst & Young LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 14 to the Registration Statement (Form N-1A)(No. 33-62174) of Legg Mason Investors Trust, Inc., of our reports dated May 6, 1999, included in the 1999 Annual Reports to shareholders.

/s/ ERNST & YOUNG LLP
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Philadelphia, Pennsylvania
September 10, 1999